UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        September 22, 2020
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054 (Address of Principal Executive Offices, including zip code)

(856) 505-8800 (Registrant's Telephone Number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	INTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On September 22, 2020, inTEST Corporation (“inTEST”), entered into a First Amendment to Lease Agreement (the “Amendment”) with Exeter 804 East Gate 2018, LLC (the “Landlord”). The Landlord, as successor-in-interest to Exeter 804 East Gate, LLC, and inTEST are parties to a Lease Agreement dated May 10, 2010 (as amended, the “Lease”), for certain space comprising approximately 54,897 rentable square feet located at 804 East Gate Drive, Mt. Laurel, New Jersey.

The Amendment extends the term of the Existing Lease for a period of 120 months commencing on May 1, 2021 (the “Commencement Date”) and expiring on April 30, 2031 (the “Expiration Date”). In addition, effective on the Commencement Date, the premises shall be reduced to approximately 33,650 rental square feet (the “Premises”).

The Landlord has entered into a guaranteed maximum price construction contract in the amount of $403,620 for interior improvements to the Premises. The total costs shall be paid by inTEST. The interior improvements are scheduled to be completed by December 31, 2020. In addition, on the Commencement Date, inTEST has the right, upon written notice to the Landlord, to reduce the amount of the current Letter of Credit from $90,000 to $50,000.

Beginning on the Commencement Date, the scheduled base rent payments under the Lease will be as follows:

Period	Monthly Base Rent
5/1/2021 – 4/30/2022	$19,208.54
5/1/2022 – 4/30/2023	$19,400.63
5/1/2023 – 4/30/2024	$19,594.64
5/1/2024 – 4/30/2025	$19,790.59
5/1/2025 – 4/30/2026	$19,988.50
5/1/2026 – 4/30/2027	$20,188.39
5/1/2027 – 4/30/2028	$20,390.27
5/1/2028 – 4/30/2029	$20,594.17
5/1/2029 – 4/30/2030	$20,800.11
5/1/2030 – 4/30/2031	$21,008.11

The total base rent expense from the Commencement Date through the Expiration Date is expected to be approximately $2.4 million. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Lease Agreement, dated September 22, 2020, by and between inTEST Corporation and Exeter 804 East Gate 2018, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary, Treasurer and Chief Financial Officer

Date:   September 24, 2020